                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Craig Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                               CRAIG CORPORATION
                       550 South Hope Street, Suite 1825
                             Los Angeles, CA 9007L

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 17, 1999

                               ----------------

TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of Craig Corporation, a Delaware corporation (the "Company"), will be held at the Four Seasons Hotel, 300 South Doheny Drive, Los Angeles, California 90048 on Friday, December 17, 1999, at 10:30 a.m., Los Angeles time, subject to adjournment or postponement for the following purposes:

    (1) To elect five directors to the Board of Directors for the ensuing year;

    (2) To consider and vote upon a proposal for the merger of the Company with its wholly-owned subsidiary, Craig Holding Corporation, a Nevada corporation, which will be the surviving corporation, for purpose of changing the domicile of the Company from Delaware to Nevada, and;

    (3) To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

  A copy of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998 and a Quarterly Report on Form 10-Q for the three and nine month periods ended September 30, 1999 are enclosed. Only stockholders of record at the close of business on November 4, 1999 will be entitled to notice of and to vote at the meeting and any adjournment or postponement thereof. Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by (i) filing with the Corporate Secretary of Craig Corporation, prior to the commencement of the Annual Meeting, either a written notice of revocation or a duly executed proxy bearing a later date or (ii) by voting in person at the Annual Meeting.

  The Company will make available a list of the stockholders entitled to vote at the Annual Meeting for examination at its principal executive offices located at 550 S. Hope Street, Suite 1825, Los Angeles, California 90071, at least ten days prior to the date of the Annual Meeting.

  Whether or not you expect to attend the Annual Meeting in person, please fill in, sign, date and complete the enclosed proxy card and return it promptly in the accompanying postage prepaid, pre-addressed envelope, to assure that your shares will be represented.

                                          By Order of the Board of Directors


                                          /s/ S. Craig Tompkins
                                          ----------------------------------
                                          S. Craig Tompkins
                                          President

November 22, 1999


 PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE TO ENSURE THAT YOUR VOTES ARE COUNTED.

                               CRAIG CORPORATION
                       550 South Hope Street, Suite L825
                             Los Angeles, CA 9007L
                                (2L3) 239-0555

                                PROXY STATEMENT

                        Annual Meeting of Stockholders

                               December 17, 1999

Persons Making the Solicitation

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Craig Corporation (the "Company") of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, December 17, 1999, at 10:30 a.m., and at any adjournment or postponement thereof, at the Four Seasons Hotel, 300 South Doheny Drive, Los Angeles, California. This Proxy Statement is first being mailed to stockholders on or about November 22, 1999. You are requested to sign, date and return the enclosed proxy card in order to ensure that your shares are represented at the meeting.

  At the Annual Meeting, stockholders will be asked to (i) elect five directors, and (ii) consider a proposal to approve an Agreement and Plan of Merger, dated November 19, 1999 (the "Merger Agreement"), between the Company (sometimes referred to herein as "CRG-Delaware") and Craig Holding Corporation, a Nevada corporation, which is a wholly-owned subsidiary of the Company ("CRG-Nevada). The Merger Agreement provides for the merger (the "Merger") of CRG-Delaware with and into CRG-Nevada, which will be the surviving corporation in the Merger, for the purpose of changing the domicile of the Company from Delaware to Nevada. Copies of the Merger Agreement and the Articles of Incorporation and Bylaws of CRG-Nevada are attached as Exhibits A, B, and C.

                              VOTING AND PROXIES

  Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, will be voted "FOR" each of the nominees for director as identified on such card, "FOR" approval of the Merger, and "FOR" each of the other proposals on such card. Although management does not know of any other matter to be acted upon at the Annual Meeting, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their judgment with respect to any other matters that may properly come before the Annual Meeting.

  Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by (i) filing with the Corporate Secretary of the Company, prior to the commencement of the Annual Meeting, a duly executed instrument dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date or (ii) attending the Annual Meeting and voting in person.

  In addition to the solicitation by mail, regular employees of the Company may solicit proxies in person or by telephone without additional compensation. The Company also will pay persons holding shares in their own names or in the names of their nominees, but not owning such shares beneficially, for the expenses of forwarding solicitation materials to the beneficial owners. The Company will bear all expenses incurred in soliciting its proxies.

  Only stockholders of record of Common Stock and Class A Common Preference Stock, (as defined below) of the Company at the close of business on November 4, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. The outstanding voting securities of the Company on that date consisted of 3,547,508 shares of Common Stock, $.25 par value, and 7,058,408 shares of Class A Common Preference Stock, $.01 par value. Stockholders are entitled to 30 votes for each share of Common Stock and 1 vote for each share of Class A Common Preference Stock held of record.

  The presence, in person or by proxy, of the holders of shares of stock entitling them to cast a majority of the votes entitled to be cast at the Annual Meeting will constitute a quorum. Abstentions will be counted for purposes of determining the presence of a quorum, as will broker non-votes, provided authority is given to attend the meeting or to vote on any matter to come before the meeting. Because directors are elected by a plurality vote, abstentions and broker non-votes will not be counted either for or against the election of directors when determining whether a particular director has been elected. However, because the Merger requires the affirmative vote of a majority of the outstanding voting power of the Common Stock and Class A Common Preference Stock, abstentions and broker non-votes will have the same effect as a vote against the Merger.

  Mr. James J. Cotter currently owns or has proxies to vote shares representing approximately 49% of the voting power of the Company. Mr. Cotter has advised the Company that he intends to vote in favor of each of the individuals identified herein as nominees for election to the Board of Directors and for approval of the Merger.

                                Proposal No. 1

                             ELECTION OF DIRECTORS

Beneficial Ownership Of Securities

  The following table sets forth information as of the Record Date with respect to (i) persons known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Class A Common Preference Stock,
(ii) each director and nominee, (iii) each of the Company's most highly compensated executive officers, and (iv) all the officers and directors as a group. Except as otherwise noted, the indicated beneficial owner has sole voting power and sole investment power with respect to such shares.

                                                            Class A Common
                                     Common Stock          Preference Stock
                                ----------------------- -----------------------
                                                                     Percentage
                                   Amount    Percentage    Amount    of Class A
Name and Address of Beneficial  Beneficially of Common  Beneficially   Common
Owner                             Owned(1)    Stock(1)    Owned(1)    Stock(1)
------------------------------  ------------ ---------- ------------ ----------
James J. Cotter(2)............   2,385,142      57.6%    2,021,702      28.6%
 120 N. Robertson Blvd.
 Los Angeles, CA 90048
Hecco Ventures(2).............     617,438      17.4%      720,838      10.2%
 120 N. Robertson Blvd.
 Los Angeles, CA 90048
Dimensional Fund Advisors,
 Inc.(3)......................     242,200       6.8%          --         --
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
First Pacific Advisors,
 Inc.(4)......................         --         --       896,400      12.7%
 11400 West Olympic Blvd.
 Suite 1200
 Los Angeles, CA 90064
Lawndale Capital Management,
 Inc.(5)......................         --         --       530,900       7.5%
 One Sansome St. Ste. 3900
 San Francisco, CA 94104
Ellen M. Cotter(6)**..........       1,000         *         1,000         *
Margaret Cotter(7)**..........       9,500         *         9,500         *
William D. Gould(8)**.........      17,000         *        20,000         *
Gerard P Laheney(9)**.........      15,000         *        15,000         *
Andraej Matyczynski(10)**.....         --         --           --         --
Ralph B. Perry III(11)**......         600         *        20,600         *
Robin W. Skophammer(12)**.....       7,500         *
Robert F. Smerling(13)**......         --         --           --          *
S. Craig Tompkins(14)**.......         --         --        37,000         *
James A. Wunderle(15)**.......         --         --           --         --
Officers and directors as a
 group (10 persons)(16).......   2,435,742      58.4%    2,128,802      29.9%

--------
   * Represents less than 1%.
  ** Business Address: c/o Craig Corporation, 550 South Hope Street, Suite
     1825, Los Angeles, California 90071.

 (1) Applicable percentage of ownership is based on 3,547,508 shares of Common Stock outstanding and 7,058,408 shares of Class A Common Preference Stock outstanding as of the Record Date together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect of shares. Shares subject to options currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.

 (2) Includes the Common Stock and Class A Common Preference Stock owned by Hecco Ventures ("HV"), which is a California general partnership. James
     J. Cotter is the general partner of a limited partnership which is the general partner of HV. Also includes 594,940 shares of common stock subject to stock options held by Mr. Cotter. Margaret Cotter, a director, and Ellen Cotter, Vice President of Business Affairs for the Company, are the daughters of James J. Cotter, and each are limited partners in the above-referenced limited partnership. The other general partners of HV are Michael Forman and a subsidiary of the Decurion Corporation, a company privately owned by Michael Forman and certain members of his family. HV has granted Mr. Cotter the right to vote the shares held by it. Accordingly, Mr. Cotter has sole voting power and shared investment power. Mr. Cotter is also the beneficial owner of 326,232 shares of the Common Stock of REI (the "REI Common Stock") consisting of 6,000 shares held in a profit sharing plan, and 320,232 shares issuable within 60 days of the Record Date upon the exercise of outstanding stock options.

 (3) According to filings with the Securities and Exchange Commission ("SEC"), Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, furnishes investment advice to four registered investment companies, and serves as investment manager to certain other investment vehicles, including commingled group trusts (the "Portfolios"). Dimensional possesses both voting and investment power over the share of Common Stock shown; however, the shares are owned of record by the Portfolios, and Dimensional disclaims beneficial ownership of all such shares.

 (4) According to filings with the SEC, includes 217,200 shares as to which voting power is shared.

 (5) According to filings with the SEC, includes 449,200 Class A Common Preference Shares which are owned of record by Diamond A Partners, L.P. ("DAP") and 81,700 Class A Common Preference Shares which are owned of record by Diamond A Investors L.P. ("DAI") over which Lawndale Capital Management, Inc. ("LAM") and Andrew E. Shapiro have shared voting and dispositive power. According to filings with the SEC, Lawndale Capital Management, Inc., is the investment advisor to DAP and DAI, which are investment limited partnerships and Mr. Shapiro is the sole manager of LAM.

 (6) Ms. Cotter holds options to acquire 5,000 shares of REI Common Stock exercisable within 60 days of the Record Date.

 (7) The shares held by Ms. Cotter include 7,500 shares of both Common and Class A Common Preference Stock subject to a vested stock option.

 (8) Includes 2,000 shares of Common Stock and 3,000 shares of Class A Common Preference Stock owned by a trust for the benefit of Mr. Gould's children, of which he is co-trustee; Mr. Gould disclaims beneficial ownership of the shares held in the trust.

 (9) Represents shares subject to a stock option exercisable within 60 days of the Record Date.

(10) Mr. Matyczynski was elected Chief Financial Officer of the Company on November 19, 1999. On that date, he was granted immediately exercisable options to acquire 15,000 shares of Common Stock and 15,000 shares of the Common Stock of Citadel Holding Corporation.

(11) Includes 600 shares of Common Stock and 600 shares of Class A Common Preference Stock owned by Mr. Perry's wife, as to which Mr. Perry disclaims beneficial ownership.

(12) Represent shares subject to a stock option exercisable within 60 days of the Record Date. Ms. Skophammer resigned her employment with the Company effective November 19, 1999.

(13) Mr. Smerling holds options to acquire 17,5000 shares of REI Common Stock exercisable within 60 days of the Record Date.

(14) Includes 35,000 shares subject to a stock option and 2,000 shares held in various retirement accounts for the benefit of Mr. Tompkins and his wife. In addition, Mr. Tompkins has options to acquire 10,000 shares of REI Common Stock and 8,000 shares of the Common Stock of Citadel Holding Corporation exercisable within 60 days of the Record Date.

(15) Mr. Wunderle holds options to acquire 8,500 shares of REI Common Stock exercisable within 60 days of the Record Date.

(16) Includes 624,940 shares of Common Stock and 57,500 shares of Class A Common Preference Stock subject to stock options.

Nominees for Election

  Five directors are to be elected at the Annual Meeting to serve until the next annual meeting of stockholders to be held in 2000 or when their successors are elected and qualified. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees below, all of whom are currently directors of the Company. The five nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present and entitled to vote shall be elected directors. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected. The Company has been advised by Mr. Cotter that he intends to vote 3,811,904 shares representing approximately 49% of the voting power of the Company in favor of the nominees listed below.

  The names of the nominees for director, together with certain information regarding them, are as follows:

          Name                        Age   Position
          ----                        ---   --------
   James J. Cotter..................   61   Chairman of the Board
   S. Craig Tompkins................   48   President and a Director
   Margaret Cotter..................   31   Director
   William D. Gould.................   60   Director(1)(2)
   Gerard P. Laheney................   61   Director(1)

--------
(1) Member of the Compensation Committee. The Compensation Committee's functions include the review of all compensation and employment agreements with the Company's officers and directors. The Compensation Committee held one meeting during the year ended December 31, 1998.

(2) Member of the Audit Committee. The Audit Committee held one meeting during the fiscal year ended December 31, 1998. The Audit Committee's functions include the recommendation of independent auditors to the Board and approval of the scope of their services and proposed fees for such services.

  During the year ended December 31, 1998, the Board of Directors held four meetings. Each director attended at least 75% of the meetings of the Board of Directors and all committees on which he or she served, during the period such individual was a director.

  Mr. Cotter has been a Director of Craig since 1985 and the Chairman of the Board of Directors since 1988. Mr. Cotter has been Chairman of the Board of Reading Entertainment, Inc. ("REI,") and its predecessor since December 1991. REI is an affiliate of the Company, and is engaged principally in the business of developing, owning and operating cinemas and cinema-based entertainment centers in the United States, Australia, New Zealand and Puerto Rico. Mr. Cotter has been a director and the Chairman of the Board of Citadel Holding Corporation ("Citadel") since 1991 and the Chief Executive Officer of Citadel since August 1999. Citadel is an affiliate of the Company and is currently engaged primarily in the commercial real estate and agricultural businesses. Mr. Cotter is the Chairman and a director of Citadel Agriculture, Inc., a wholly owned subsidiary of Citadel ("CAI"); the Chairman and member of the Management Committees of each of the three agricultural partnerships (the "Agricultural Partnerships") which constitute the principal assets of CAI, and the Chairman and a member of the Management Committee of Big 4 Farming, LLC, ("Farming") a farm management company, 80% owned by Citadel which was formed to manage the properties owned by the Agricultural Partnerships. From 1988 through January 1993, Mr. Cotter also served as the President and a director of Cecelia Packing Corporation (a citrus grower and packer), a company wholly owned by Mr. Cotter, and is the Managing Director of Visalia, LLC, a company owned by Mr. Cotter and certain members of his family and which holds a 20% interest in each of the Agricultural Partnerships and in Farming. Between 1987 and September 1997, Mr. Cotter served as a director of Stater Bros. Holdings Inc. and its predecessors (a retail grocery chain). Mr. Cotter has been a director and Chief Executive Officer of Townhouse Cinemas Corporation (motion picture exhibition) since 1987, and has been the Executive Vice President and a director of the Decurion Corporation

(real estate and motion picture exhibition) and of Pacific Theaters, Inc. (motion picture exhibition), a wholly owned subsidiary of Decurion Corporation, since 1969. Mr. Cotter is the General Partner of a limited partnership which is, in turn, a General Partner of Hecco Ventures ("HV"), a California general partnership engaged in the business of investing in securities, the holdings of which include shares representing approximately 16.9% of the voting power of Craig.

  Mr. Tompkins has been President and a director of Craig and a director of Reading since March 1993 and served as the President of Reading between March 1993 and January 1997. Since January 1997 he has served as the Vice Chairman of REI. Prior thereto, Mr. Tompkins was a partner in the law firm of Gibson, Dunn & Crutcher. Mr. Tompkins has been a director of Citadel since May 1993, became Vice Chairman in July 1994 and Secretary/Treasurer of the Company in August 1994. From August 1994 until November 18, 1999, Mr. Tompkins served as the Principal Accounting Officer of Citadel. In 1997, Mr. Tompkins became the President of Citadel Agricultural, Inc., and a member of the Management Committee of each of the Agricultural Partnerships and of Farming. For administrative convenience, Mr. Tompkins also serves as an Assistant Secretary of Big 4 Ranch, Inc. and Visalia LLC. Big 4 Ranch, Inc. is an affiliate of the Company and owns a 40% interest in each of the Agricultural Partnerships. Mr. Tompkins has been a director of G&L Realty Corp., a New York Stock Exchange listed REIT, since December 1993 and serves as the Chairman of the Audit Committee and of the Strategic Planning Committee of that company.

  Ms. Margaret Cotter is a member of the New York State Bar and, since September 1997, has been Vice President of Cecelia Packing Corporation. From February 1994 until September 1997, Ms. Cotter was an Assistant District Attorney for King's County in Brooklyn, New York. Ms. Cotter graduated from Georgetown University Law Center in 1993 and is the daughter of Mr. James J. Cotter. Ms. Cotter is a limited partner in James J. Cotter Ltd., which is a general partner of HV. Ms. Cotter serves as a director of Big 4 Ranch, Inc. and is a member of Visalia LLC. During 1998, Ms. Margaret Cotter joined Union Square Management, Inc. (live theater management) as a Senior Vice President.

  Mr. Gould has been a director of the Company since 1985, and is Chairman of the Compensation Committee. Mr. Gould served as a director of Citadel between June 1995 and June 1996 and in December 1997 became a director of Big 4 Ranch, Inc. Since July 1986, Mr. Gould has been a member of Troy & Gould Professional Corporation, a law firm that the Company has retained during its last fiscal year.

  Mr. Laheney has been a director of the Company since 1990. Mr. Laheney served as a director of Reading Company, the predecessor of REI, between November 1993 and June 1996. In November 1998, Mr. Laheney became Chairman and President of Big 4 Ranch, Inc. and a member of the management committee of each of the Agricultural Partnerships. Between July 1995 and July 1996, Mr. Laheney was a consultant for Portfolio Resources Group overseeing global equities, fixed income and foreign exchange investments. Mr. Laheney has been President of Aegis Investment Management Company, an investment advisory firm specializing in global investment portfolio management, since August 1993. Mr. Laheney was Vice President of The Partners Financial Group, Inc., between December 1993 through June 1995 and a Vice President of Dean Witter Reynolds from April 1990 until December 1993.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of the Company's Common Stock or Class A Common Preference Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). The Commission's rules also require such reporting persons to furnish the Company with a copy of all Section 16(a) forms they file.

  Based solely on a review of the copies of the forms which the Company received and written representations from certain reporting persons, the Company believes that, during the year ended December 31, 1998, all filing requirements applicable to reporting persons were fulfilled on a timely basis.

Director Compensation

  Directors who are not officers or employees of the Company receive for services as a director a fee of $25,000 per annum. Mr. Laheney received $12,000 as an additional fee in fiscal 1998 for his consulting services to the Company regarding retirement benefits. In addition, Mr. Gould and Ms. Cotter, who serve as directors of Big 4 Ranch, Inc., received $2,000 and $4,000 from that company in fiscal 1998. Mr. Laheney began serving as President and Chairman of the Board of Big 4 Ranch, Inc., in November 1998, but received no compensation with respect to his services in 1998.

Vote Required; Recommendation of the Board

  The five nominees receiving the greatest number of votes will be elected to the Board of Directors. The Company has been advised that Mr. Cotter intends to vote 3,811,904 shares, representing 49% of the voting power of the Company, in favor of the nominees listed above.

                 THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES.

                                Proposal No. 2

                 PROPOSAL TO CHANGE THE STATE OF INCORPORATION
                            FROM DELAWARE TO NEVADA

General

  The following discussion summarizes certain aspects of the proposal to approve the Merger and Merger Agreement to change the state of incorporation of the Company from Delaware to Nevada.

  The Merger will be effected by merging the Company into CRG-Nevada. Upon completion of the Merger, CRG-Delaware will cease to exist and CRG-Nevada will continue the business of the Company under the name Craig Holding Corporation. Pursuant to the Merger Agreement, upon the effective date of the Merger, (i) each outstanding share of CRG-Delaware Common Stock, $.25 par value, will automatically be converted into one share of CRG-Nevada Common Stock, $.25 par value; (ii) each outstanding share of CRG-Delaware Class A Common Preference Stock, $.01 par value, will automatically be converted into one share of CRG-Nevada Class A Common Preference Stock, $.01 par value; (iii) each outstanding option to purchase CRG-Delaware Common Stock will be automatically assumed by CRG-Nevada and will represent an option to acquire shares of CRG-Nevada on the basis of one share of CRG-Nevada Common Stock for each share of CRG-Delaware Common Stock and at an exercise price equal to the exercise price of the CRG-Delaware option; and (iv) each outstanding option to purchase CRG-Delaware Class A Common Preference Stock will be automatically assumed by CRG-Nevada and will represent an option to acquire shares of CRG-Nevada Series A Common Preference Stock on the basis of one share of CRG-Nevada Series A Common Preference Stock for each share of CRG-Delaware Series A Common Preference Stock and at an exercise price equal to the exercise price of the CRG-Delaware option. Each certificate representing issued and outstanding shares of CRG-Delaware stock will represent the number of shares of stock of CRG-Nevada into which such shares are converted by virtue of the Merger.

  The Common Stock and Class A Common Preference Stock of CRG-Delaware are listed for trading on the New York Stock Exchange, and after the Merger, CRG-Nevada's Common Stock and Class A Common Preference Stock will continue to be traded on the New York Stock Exchange without interruption, under the same symbols CRG and CRGp used by CRG-Delaware prior to the Merger.

  Approval of the Merger requires the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class A Common Preference Stock voting together as a single class. The Company has been advised by Mr. Cotter that he intends to vote 3,811,904 shares representing approximately 49% of the voting power of the Company in favor of Proposal No. 2.

  Stockholders of the Company will not have dissenters' or appraisal rights with respect to the Merger.

  The discussion contained herein is qualified in its entirety by reference to the Merger Agreement, the Articles of Incorporation of CRG-Nevada (the "Nevada Articles"), and the Bylaws of CRG-Nevada (the "Nevada Bylaws") attached hereto as Exhibits A, B, and C, respectively.

  APPROVAL BY STOCKHOLDERS OF THE MERGER WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE NEVADA ARTICLES AND THE NEVADA BYLAWS.

Principal Reasons for Reincorporation in Nevada

  The Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by changing the Company's state of incorporation from Delaware to Nevada. The principal reason for the reincorporation is to save the Company money. The annual taxes and fees charged by the State of Nevada are significantly less than those charged by the State of Delaware. For the fiscal year ending December 31, 1999, the Company anticipates it will be required to pay $150,000 to the State of Delaware. If the Company reincorporates in Nevada, its annual fees will be less than $100 per year.

  As a secondary consideration, reincorporation in Nevada may also reduce the likelihood of strike lawsuits against the Company and its directors. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved. The Company believes that, in general, Nevada law provides greater protection to directors than Delaware law.

  The Delaware General Corporation Law (the "Delaware Law") provides that every person becoming a director of a Delaware corporation consents to the personal jurisdiction of the Delaware court. Accordingly, a director can be personally sued in Delaware, even though such director has no other contacts with the state. The Nevada Revised Statutes, as amended (the "Nevada Statute"), has no similar consent provision and, accordingly, a plaintiff must show the minimum contacts required generally for a state to have jurisdiction over a non-resident director. Also, the Nevada Statute allows the Company and its officers and directors (if personally sued) to petition the court to order a plaintiff to post a bond to cover their costs of defense. The motion can be based upon lack of reasonable possibility that the complaint will benefit the corporation or a lack of participation by an individual defendant in the conduct alleged.

  Operating the Company as a Nevada corporation will not interfere with, or differ substantially from, the present corporate activities of the Company. As a Nevada corporation, CRG-Nevada will be governed by the Nevada Statute, whereas the Company is presently governed by the Delaware Law. The Board of Directors believes that the Nevada Statute constitutes a comprehensive, flexible legal structure under which to operate. However, because of differences in the laws of these states, the rights of the Company's stockholders will change in several material respects as a result of the Merger. These matters are discussed in greater detail immediately below.

Certain Changes in the Rights of Stockholders Resulting from the Reincorporation Merger and the Effects Thereof

  Although it is impracticable to describe all of the differences between the corporation laws of Delaware, the state in which the Company is presently incorporated, and the laws of the State of Nevada, the state in which CRG-Nevada is incorporated, the following is a summary of certain significant similarities and differences between the rights which stockholders have as holders of shares of the Company's Stock, and those which they would have as holders of shares of CRG-Nevada Stock.

Stockholder Vote for Certain Matters

  Both the Delaware Law and the Nevada Statute require an affirmative vote of a majority of the voting rights represented by the outstanding stock entitled to vote on such matters in order to approve a merger (other than certain parent-subsidiary mergers) or the sale, lease or exchange of all of a corporation's assets, unless otherwise provided in the corporation's certificate or articles of incorporation. While the Delaware Law also requires a similar majority vote of stockholders to approve the sale, lease or exchange of substantially all of a corporation's assets, the Nevada Statute has no such requirements. The Delaware Certificate of Incorporation (the "Delaware Certificate") is silent on this issue, except for certain protections for the holders of Class A Common Preference Stock. However, the Nevada Articles specifically provide for a stockholder vote in the case of a sale, lease or exchange of all or substantially all of the assets of CRG-Nevada. Accordingly, both the Delaware Certificate and Nevada Articles, by operation of law or by express provision, provide for such a majority vote to approve such merger transactions and to approve a sale, lease or exchange of all or substantially all of a corporation's assets. The Delaware Law and the Nevada Statute both permit a subsidiary corporation to merge into its parent corporation without approval of stockholders of either corporation, when the parent owns at least 90% of the subsidiary corporation.

Removal of Directors

  Under both the Delaware Law and the Nevada Statute, any director or the entire board of directors may be removed, with or without cause, upon the vote of the shares entitled to vote in the election of directors. Under Delaware Law, a majority vote is required to remove a director. Under the Nevada Statute, a director may be removed only by the vote of stockholders casting not less than two-thirds of the outstanding voting rights.

Cumulative Voting

  Under both the Delaware Law and the Nevada Statute, cumulative voting is not available unless expressly provided for the certificate of incorporation or articles of incorporation. Neither the Delaware Certificate nor the Nevada Articles provide for cumulative voting.

Dividends

  Under the Delaware Law, a Delaware corporation, subject to any restrictions contained in its certificate of incorporation, generally may make distributions to its stockholders either (i) out of its surplus, or (ii) if there is no such surplus, out of its net profits for the fiscal year in which the distribution is made and/or the preceding fiscal year, subject to certain conditions. Under the Nevada Statute, a Nevada corporation may also make distributions to its stockholders, but no distribution may be made if, after giving it effect (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) except as otherwise specifically allowed by the articles of incorporation, the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

Special Meetings of Stockholders

  Under the Delaware Law, special meetings of the stockholders may be called by the board of directors or by such other person or persons as may be authorized in the certificate of incorporation or the bylaws. There is no comparable provision in the Nevada Statute. The Bylaws of the Company provide that special meetings may be called by the Company's Chairman, President or Secretary at the written request of the Board of Directors or at the written request of stockholders owning outstanding shares representing a majority of the voting power of the Company. The Nevada Bylaws are identical to those of the Company on this point.

Stockholder Action by Written Consent

  The Delaware Law and the Nevada Statute both provide that any action required to be taken at a meeting of stockholders may be taken without a meeting, if a sufficient number of the stockholders consent in writing to the action proposed to be taken. In both states, such a consent must be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Inspection of Books and Records

  Under the Delaware Law, any stockholder may, for a proper business purpose, inspect the stockholders list and other books and records. Under the Nevada Statute, a stockholder must have owned his shares for at least six months or represent at least 5% of the outstanding shares in order to be entitled to inspect the stockholders list. A stockholder must represent at least 15% of such shares to inspect the financial books of the corporation. Also, such stockholder must, if requested, provide an affidavit that the inspection is not for a purpose unrelated to such stockholder's interest in the corporation as a stockholder.

Indemnification

  The Delaware Law and the Nevada Statute each specify certain circumstances when a corporation must, and other circumstances when it may, indemnify its officers, directors, employees and agents against legal expenses and liabilities. Both states' provisions are generally the same. Both the Delaware Law and the Nevada Statute require, unless ordered by a court, a finding to be made that the officer, director, employee or agent has met the required standard of conduct, by (i) majority vote of the board of directors for which the quorum does not consist of parties to the proceeding, or (ii) by independent legal counsel in a written opinion, or (iii) by stockholder approval. In addition, the Delaware Law permits such finding to be made by a committee of board consisting of at least one director not party to the proceedings. Neither the provisions of the Nevada Statute nor the Delaware Law are exclusive, and both permit indemnification as provided under any bylaw, agreement, vote of stockholders or of disinterested directors, or otherwise. The Delaware Bylaws and the Nevada Bylaws each provide for the indemnification of officers and directors under certain circumstances. The Nevada Bylaws are substantially identical to those of the Company in this regard.

Directors' Liability

  The Delaware Law permits a corporation, with the approval of its stockholders, to eliminate the personal liability of its directors, except for liability arising in connection with (i) a breach of the duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) the payment of unlawful dividends and approval of certain other actions prohibited by law, or (iv) a transaction from which a director derived an improper personal benefit. The Nevada Statute permits a corporation to eliminate or limit the personal liability of its directors (and officers), except for liability arising in connection with (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of the Nevada Statute. In both the Delaware Certificate and the Nevada Articles, the applicable provisions of the respective statutes are restated.

Amendment and Repeal of Bylaws

  The Delaware Law provides that the power to adopt, amend or repeal bylaws shall be in the stockholders unless specifically granted to the directors in the corporation's certificate of incorporation, in which case the power is shared. Such a provision in the certificate of incorporation does not limit the stockholders' power to adopt, amend or repeal bylaws. There is no similar provision in the Nevada Statute that expressly requires a grant of power to the directors in the corporation's articles in order to adopt bylaws for a corporation. Rather, the Nevada Statute provide that the board of directors of a corporation may make the bylaws, but that such bylaws are subject to those adopted by the stockholders, if any. Further, although not part of the Nevada Statute, an opinion of the Nevada Attorney General also provides that directors may adopt bylaws for a corporation in the event the stockholders do not, or stockholders may confer the right to adopt bylaws on directors; however, stockholders retain the right to adopt bylaws superseding those adopted by directors. The Delaware Certificate granted to the Board of Directors the power to adopt, amend, or repeal the bylaws subject to the bylaws once adopted. The Nevada Articles are silent with respect to amendment and repeal of the Nevada Bylaws, but the Nevada Bylaws state that they may be amended by a majority vote of the outstanding shares or by a majority vote of the whole Board of Directors, and that the stockholders may specify particular provisions of the Nevada Bylaws which cannot be amended by the Board of Directors. Furthermore, Nevada Bylaws adopted by the Board of Directors, as in the case of bylaws adopted by the Company's Directors under Delaware Law, are subject to any Nevada Bylaws that may be adopted by the stockholders.

Stock Repurchases

  The Delaware Law provides that a corporation may acquire its own shares. No purchase of shares may be made when such a purchase would cause any impairment of the capital of the corporation. Under the Nevada Statute, a corporation may also acquire its own shares. However, no such purchase can be made if, after giving effect to the purchase (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy preferential rights (if any) of stockholders upon dissolution.

Loans to Employees and Directors

  The Delaware Law permits loans or guarantees to any officer or other employee, including any officer or employee who is a director, whenever, in the judgement of the directors, such a loan or guarantee may reasonably be expected to benefit the corporation. The Nevada Statute does not contain specific restrictions on loans or guarantees to or for the benefit of any employee. However, it does require that any contract or transaction between the corporation and an officer or director either: (i) must be approved by a majority vote of the disinterested directors, or a majority vote of outstanding shares (including shares owned by the interested director or officer) and, in either instance, the officer's or director's interest in the transaction must be disclosed; or (ii) must be fair to the corporation.

Appraisal Rights

  Under the Delaware Law and the Nevada Statute, stockholders, in certain circumstances, have the right to dissent from certain corporate reorganizations and mergers, provided certain statutory procedures are followed. A stockholder exercising his right to dissent may demand payment in cash for his shares equal to their fair value, excluding any appreciation or depreciation in anticipation of the transaction (although such appreciation or depreciation may be included in determining fair value if its exclusion would be unfair). Fair value is determined by an appropriate court upon the petition of the stockholder.

  The Delaware Law provides that a stockholder who neither voted in favor of a merger or consolidation nor consented thereto in writing shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares. Appraisal rights are available for the shares of any class or shares of stock of a constituent corporation in a merger or consolidation, unless the shares of such corporation are listed on a national security exchange, such as the New York Stock Exchange and the shares are converted in the merger only into one or a combination of (i) shares of the surviving or resulting corporation, (ii) shares listed on a national securities exchange, such as the New York Stock Exchange, or held of record by more than 2,000 stockholders, and/or (iii) cash in lieu of fractional shares. In addition, the Delaware Law provides that any corporation may provide in its certificate of incorporation that appraisal rights will be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. No special appraisal rights are provided for in the Delaware Certificate.

  The Nevada Statute provides that a stockholder is entitled to dissent from and obtain payment of the fair market value of his shares in the event of the following corporate action: (a) consummation of a plan of merger to which the domestic corporation is a party (i) if approval by the stockholders is required for the merger and he is entitled to vote on the merger, or (ii) in certain circumstances, if the domestic corporation is a subsidiary and is merged with its parent; (b) consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan; or (c) any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares. As in the case under the Delaware Law, no appraisal rights are available if the shares of such corporation are listed on a national security exchange, such as the New York Stock Exchange.

Tender Offers and Takeover Bids

  The Delaware Law does not specifically regulate the acquisition of control of a corporation. The Nevada Statute contains provisions that apply, unless the articles of incorporation or bylaws in effect on the 10th day following the acquisition of a controlling interest provide otherwise, to any acquisition of a controlling interest in an issuing corporation. An "issuing corporation" is defined as a corporation which (a) is organized in Nevada, (b) has 200 or more stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and (c) does business in Nevada. Given the current stockholder composition and business activities of the Company, these provisions of the Nevada Stature would not apply to CRG-Nevada. The articles of incorporation or bylaws of a Nevada corporation may impose stricter requirements on the acquisitions of a controlling interest in such corporation, and the Nevada Statute does not specifically restrict the directors of an issuing corporation from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or executing plans, arrangements or instruments that deny rights, privileges, power or authority to a holder of a specified number or percentage of shares or voting power. Under the Nevada Statute, therefore, the directors of CRG-Nevada may have more flexibility in taking actions in response to takeover bids designed to inhibit such bids. However, no specific provisions relating to takeovers or designed to prevent takeovers or reduce stockholder democracy have been included in the Nevada Articles or Nevada Bylaws with the exception of the election by CRG-Nevada not to be governed by such provisions.

Size and Classification of the Board of Directors

  The Delaware Law provides that the board of directors shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation. The Delaware Certificate contains no such provision, and the Bylaws of the Company provide for a board of five directors, which number may be increased or decreased by the board. The Delaware Certificate does not provide for a classified board.

  The Nevada Statute provide that a corporation must have at least one director, and may provide in its articles of incorporation or its bylaws for a fixed number of directors or a variable number of directors within a fixed maximum and minimum, and for the manner in which the number of directors may be increased or decreased. The Nevada Articles provide that the number of directors shall be five, however, the number of directors may be increased or decreased as provided in the bylaws. The Nevada Bylaws also provide for a board of five directors, which number may be increased or decreased by the board, provided that the number of directors may not exceed 15. The Nevada Articles and the Nevada Bylaws do not provide for a classified board.

Duties of Directors

  The Nevada Statutes expressly allows directors and officers of the corporation to consider a variety of non-stockholder interests in discharging their duties to the corporation. The non-stockholder interest include the interests of the corporation's employees, suppliers, creditors and customers, the economy of the state and nation, the interest of the community and of society, and the long-term as well as short-term interests of the corporation and its stockholders. There is no corresponding provision in the Delaware Law. However, Delaware courts, in certain instances, have indicated that directors may consider various constituencies provided there exists some rationally related benefit to the stockholders.

Business Combinations Involving Interested Stockholders

  Section 203 of the Delaware Law restricts certain business combinations between a Delaware corporation and an "interested stockholder" (in general, a stockholder owning 15% or more of the outstanding voting stock of such corporation) or such stockholder's affiliates or associates for a period of three years following the date on which the stockholder becomes an "interested stockholder." The restrictions do not apply if (i) prior to an interested stockholder becoming such, the corporation's board of directors approves either the business combination or the transaction by which such person became an interested stockholder, (ii) upon consummation of the transaction, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by certain employee stock plans and persons who are both directors and officers of such corporation) or (iii) at or subsequent to the time an interested stockholder becomes such, the business combination is both approved by the corporation's board of directors and authorized by the affirmative vote of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

  Similar to Section 203 of the Delaware Law, Sections 78.4111 to 78.444, inclusive, of the Nevada Statute restrict the ability of a resident domestic corporation to engage in any combination with an interested stockholder for three years after the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder unless the combination or the purchase of shares by the interested stockholder on the interested stockholder's date of acquiring the shares that cause such stockholder to become an interested stockholder is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested stockholder may affect a combination after the three-year period only if such stockholder receives approval from a majority of the disinterested shares or the offer meets certain fair price criteria. For purposes of the foregoing provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more stockholders and "interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding shares of the resident domestic corporation. The above provisions do not apply to any combination involving a resident domestic corporation (i) whose original articles of incorporation expressly elect not to be governed by Sections 78.411 to 78.444 of the Nevada Statute, (ii) which does not, as of the date of acquiring shares, have a class of voting shares registered with the Securities and Exchange Commission ("SEC") under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), unless the corporation's articles of incorporation provide otherwise, (iii) whose articles of incorporation were amended to provide that the corporation is subject to the above provisions and which did not have a class of voting shares registered with the SEC under Section 12 of the Exchange Act on the effective date of such amendment, if the combination is with an interested stockholder whose date of acquiring shares is before the effective date of such amendment or (iv) that amends its articles of incorporation, approved by a majority of the disinterested shares, to expressly elect not to be governed by Sections 78.411 to 78.444 of the Nevada Statute. Such an amendment, however, would not become effective until 18 months after its passage and would apply only to stock acquisitions occurring after the effective date of the amendment. The Nevada Articles expressly elect not to be governed by Sections 78.411 to 78.444 of the Nevada Statute.

Preemptive Rights

  Under both the Delaware Law and the Nevada Statute, absent an express provision in a corporation's certificate or articles of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to an additional issue of stock. Neither the Delaware Certificate nor the Nevada Articles provide for preemptive rights.

Amendment of Certificate or Articles of Incorporation

  Under both the Delaware Law and the Nevada Statute, a corporation may amend its certificate or articles of incorporation if the corporation's board of directors adopts a resolution presenting the proposed amendment and the amendment is approved by stockholders. An amendment generally requires approval by the affirmative vote of a majority of the votes entitled to be cast. In addition, a majority of the shares of each class entitled to vote as a class must approve the amendment. When the substantial rights of a class of shares will be affected by an amendment, the holders of those shares are entitled to vote as a class even if the shares are non-voting shares. When only one or more series in a class of shares, and not the entire class, will be adversely affected by an amendment, only the affected series may vote as a class. Under the Delaware Law, the right to vote as a class may be limited in certain circumstances. Any provision in the certificate of incorporation that requires a greater vote than required by law cannot be amended or repealed except by such greater vote. The Delaware Law provides that, in its resolution proposing an amendment, the board of directors may insert a provision allowing the board of directors to abandon the amendment, without concurrence by stockholders, after the amendment has received stockholder approval but before its filing with the Delaware Secretary of State. The Nevada Articles include a similar provision.

Merger--Effective Date

  The Merger has been approved by the Company's Board of Directors, which unanimously recommends a vote in favor of such proposal. If approved by the stockholders, it is anticipated that the Merger will become effective as soon as practicable (the "Effective Date"), when the Certificate/Articles of Merger are filed with the Secretaries of State of Delaware and Nevada, respectively. However, pursuant to the Merger Agreement, the Merger may be abandoned or the Merger Agreement may be terminated either before or after stockholder approval has been obtained and prior to the Effective Date in the discretion of the Board of Directors. Also, the Merger Agreement may be amended by the parties, so long as the interests of stockholders are not adversely effected.

Capitalization of CRG-Nevada; Stock Certificates

  CRG-Nevada will have authority to issue 7,500,000 shares of Common Stock, par value $.25 per share, and 50,000,000 shares of Class A Common Preference Stock, par value $.01 per share, 20,000,000 shares of Class B Common Stock, par value $.01 per share, and 1,000,000 shares of Preferred Stock, par value $.01 per share, with each class of shares having the same rights, privilege and preferences as the corresponding class of shares of the Company. The Delaware Certificate currently authorizes 10,000,000 shares of Class A Common Preference Stock. However, as 7,058,408 of such authorized shares have already been issued, the Board of Directors believes that it would be in the best interest of the Company to increase the number of authorized shares from 10,000,000 to the 50,000,000 provided for in the Nevada Articles. CRG-Nevada has no plan or arrangement, however, to issue any of this additional authorized Class A Common Preference Stock.

  In the Merger, the Company's Common Stock and Series A Common Preference Stock will be converted, without any action on the part of the holders thereof, share-for-share into CRG-Nevada Common Stock and CRG-Nevada Series A Common Preference Stock, respectively. All CRG-Nevada stockholders will have the rights provided in the Nevada Articles, the Nevada Bylaws and the Nevada Statute. See "Certain Changes in the Rights of Stockholders resulting from the Reincorporation Merger and the Effects Thereof."

  IT WILL NOT BE NECESSARY FOR HOLDERS OF THE COMPANY'S COMMON STOCK OR SERIES A COMMON PREFERENCE STOCK TO SURRENDER THEIR CERTIFICATES FOR NEW CERTIFICATES REPRESENTING CRG-NEVADA COMMON STOCK OR CRG-NEVADA SERIES A COMMON PREFERENCE STOCK, AS THE CASE MAY BE.

  After the Merger, certificates which previously represented shares of the Company's Common Stock will be deemed to represent an equal number of shares of CRG-Nevada Common Stock and certificates which previously represented shares of the Company's Series A Common Preference Stock will be deemed to represent an equal number of shares of CRG-Nevada Series A Common Preference Stock. Options to acquire Company Common Stock which are outstanding immediately prior to the Reincorporation Merger will be converted into options to purchase the same number of shares of CRG-Nevada Stock on the same terms and conditions as in effect immediately prior to the Merger.

Indebtedness of the Company

  All indebtedness of the Company outstanding on the Effective Date automatically (by operation of law) will be assumed by CRG-Nevada in connection with the Merger.

Certain Federal Income Tax Consequences

  The Company's management believes that, for federal income tax purposes:

  1. No gain or loss will be recognized by the Company, CRG-Nevada or stockholders of the Company by reason of the consummation of the Merger;

  2. Each stockholder's tax basis in the CRG-Nevada Common Stock and/or Series A Common Preference Stock into which his CRG-Delaware Common Stock and/or Series A Common Preference Stock is converted will be the same as the tax basis of the CRG-Delaware Common Stock and/or Series A Common Preference Stock held by him immediately prior to the consummation of the Reincorporation Merger; and

  3. A stockholder who holds CRG-Delaware Stock as a capital asset will include in his holding period for CRG-Nevada Stock the period during which he held CRG-Delaware Stock.

  No information is provided herein as to the state, local or foreign tax consequences of the Reincorporation Merger. The federal income tax discussion set forth above is for general information only. Each stockholder is urged to consult his own tax advisor as to these and any other tax consequences of the Reincorporation Merger.

Vote Required; Recommendation of Board

  Approval of Proposal No. 2 requires the affirmative vote of majority of the voting power of the Company's outstanding shares. The Company has been advised that Mr. Cotter intends to vote 3,811,904 shares representing 49% of the voting power of this Company in favor of Proposal No. 2.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE REINCORPORATION MERGER.

                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Executive Officers

  The names of the executive officers of the Company, other than the nominees for director, together with certain information regarding them, are as follows:

 Name                     Age                      Position
-----                     ---                      --------
    Ellen M. Cotter......  33 Vice President--Business Affairs
    Andrzej Matyczynski..  47 Chief Financial Officer
    Robert F. Smerling...  64 President of Reading Entertainment, Inc.
    James A. Wunderle....  47 Executive Vice President, Chief Financial Officer
                               and Treasurer of Reading Entertainment, Inc.

  Ms. Ellen Cotter has been the Vice President of Business Affairs of the Company since August 1996. She also has served as Vice President of Business Affairs of REI since March 1998, Vice President of Angelika Cinemas, Inc. since May 1998 and as the Chief Financial Officer and Secretary of Citadel Agriculture, Inc. since December 1997. Prior thereto, from October 1992 to 1996, she was an attorney specializing in corporate law with White & Case, a New York law firm. Ms. Cotter is the daughter of Mr. James J. Cotter.

  Mr. Andrzej Matyczynski became the Chief Financial Officer of the Company effective November 19, 1999. On that date, Mr. Matyczynski also became the Chief Administrative Officer of the Company's subsidiary, Reading Entertainment, Inc., and the Chief Financial Officer of the Company's affiliate, Citadel Holding Corporation. Prior to joining the Company, Mr. Matyczynski was the Finance Director of Beckman Coulter, Inc. Mr. Matyczynski was associated with Beckman Coulter and its predecessors for more than the past twenty years and also served as a director for certain Beckman Coulter subsidiaries.

  Mr. Robert F. Smerling has been President of REI since January 1997 and has served as President of Reading Cinemas, Inc. since November 1994. Mr. Smerling also serves as the President of CineVista. Mr. Smerling served as president of Loews Theater Management Corporation, a subsidiary of Sony Corporation, from May 1990 until November 1994. Mr. Smerling also serves as President and Chief Executive Officer of City Cinemas which entered into an Executive Sharing Agreement with REI with respect to the services of Mr. Smerling.

  Mr. James Wunderle has been Chief Financial Officer of REI and its predecessor since January 1987, the Executive Vice President, Treasurer and Chief Financial Officer of REI and its predecessor since December 1988, and the Treasurer of REI and its predecessor since March 1986.

Executive Compensation

 Summary Compensation Table

  The following table shows, for the designated periods, the cash compensation paid by the Company and its affiliates, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the five other most highly compensated executive officers of the Company and Reading.

                                                              Long Term
                                 Annual Compensation           Awards
                        -----------------------------------  ---------
                                                 Other Annual               All Other
    Name and Principal          Salary   Bonus   Compensation   Options    Compensation
        Position         Year   ($)      ($)       (1)($)        (#)          ($)
  ------------------     ---- -------- -------- ------------  ---------   ------------
James J. Cotter:
  Chairman of the Board,
   Craig(2)............. 1998 $350,000
                         1997  350,000
                         1996  350,000
  Chairman of the Board,
   Reading(3)........... 1998 $150,000
                         1997  150,000 $475,000                460,000(7)
                         1996  150,000
  Chairman of the Board,
   Citadel(3)........... 1998 $ 45,000 $200,000
                         1997   45,000
                         1996   45,000
S. Craig Tompkins(4):
  President, Craig...... 1998 $180,000                                      106,931(8)
                         1997  180,000
                         1996  180,000
  President,
   Reading(3)........... 1998 $180,000
                         1997  180,000                          20,000(7)
                         1996  180,000
  Director, Citadel(3).. 1998          $ 50,000   $40,000
                         1997                      40,000
                         1996                      35,000
Robin Skophammer(5):
  Chief Financial
   Officer, Craig....... 1998 $165,000            $16,800       30,000      135,866(8)
                         1997  165,000             16,800                    30,000(10)
                         1996  165,000             16,800
Ellen M. Cotter:
  Vice President,
   Business Affairs,
   Craig................ 1998 $ 16,700            $ 2,300(9)
                         1997   92,500             12,220(9)
  Vice President,
   Business Affairs,
   Reading.............. 1998 $ 80,770 $ 25,000   $11,148(9)                  2,423(11)
                         1997                                   10,000(7)

                                                              Long Term
                                  Annual Compensation          Awards
                         ----------------------------------- ---------
                                                 Other Annual              All Other
    Name and Principal          Salary   Bonus   Compensation  Options    Compensation
         Position         Year   ($)      ($)       (1)($)       (#)          ($)
   ------------------     ---- -------- -------- ------------ ---------   ------------
Officers of Reading
Robert F. Smerling (6)
  President, Reading.... 1998 $175,000
                         1997  175,000                         35,000(7)
                         1996  175,000 $ 60,000
James A. Wunderle (6)
  Exec. Vice President
   and Chief Financial
   Officer and
   Treasurer, Reading... 1998 $175,000                                       4,500(11)
                         1997  170,000 $  5,000                17,000(7)
                         1996  130,000   70,000

--------
 (1) Excludes perquisites if the aggregate amount of such annual compensation to the executive did not exceed the lesser of $50,000 or 10% of the annual salary plus bonus, unless otherwise noted.

 (2) The formal consulting agreement between the Company and Mr. James J. Cotter expired on September 30, 1997. The Company and Mr. Cotter have agreed to continue the consulting arrangement on a month-to-month basis for a monthly fee of approximately $29,166. The Company owns a condominium in a high-rise building, located in Hollywood, California, which the Company uses as an executive office, and which is personally used by the Chairman of the Board when he is in Los Angeles. Since the incremental cost to the Company of Mr. Cotter's personal use of these facilities does not exceed the lesser of $50,000 or 10% of his annual consulting fee, the cost has not been included as compensation in the table.

 (3) Reading and Citadel are affiliates of the Company and, accordingly, amounts paid or earned by the listed executives for their services provided to these companies are included in this schedule. The Company has no liability to the individuals for these amounts. All amounts reported are liabilities or have been paid directly by the respective company to the executives for services rendered in the capacities indicated. Any shares listed as option awards refer to that respective company's securities.

 (4) Mr. Tompkins was elected as the President of the Company and was appointed to the Board of Directors of the Company on February 26, 1993. On that same date, he was elected by the Directors of Reading Company as the President and as a member of the Board of Directors of that corporation. Effective January 17, 1997, Mr. Tompkins was appointed Vice Chairman of the Board of Directors of REI. While no formal written agreement exists as to the terms of Mr. Tompkins employment, in the case of his employment by the Company and Reading, Mr. Tompkins is entitled to his annual base salary from each respective company for a period of a year in the event that his employment is involuntarily terminated and no change of control has occurred. Mr. Tompkins is entitled to a severance payment equal to two years' base salary in the event of a change of control of Craig, and to a severance payment equal to two years' base salary in the case of a change of control of Reading.

 (5) Ms. Skophammer and the Company entered into a letter agreement dated as of September 24, 1999, pursuant to which Ms. Skophammer continued as the Company's Chief Financial Officer through November 19, 1999, and thereafter has agreed to make herself available as a consultant through December 31, 2000, subject to a right by Ms. Skophammer to terminate such consulting arrangement on 30 days' notice.

 (6) Mr. Smerling was appointed President of REI effective January 17, 1997. Mr. Smerling also serves as President of City Cinemas from which he is paid separately. Messrs. Smerling and Wunderle are entitled to receive, under certain circumstances, a one-year severance payment in the event their individual employment with Reading is involuntarily terminated.

 (7) In September 1997, the stockholders of REI approved the grant of an option to Mr. Cotter to purchase, subject to various conditions and certain contingencies, up to 460,000 shares of REI Common Stock at $12.80 per share. In addition, the stockholders of REI approved a 1997 Equity Incentive Plan under which Ms. Cotter and Messrs. Smerling, Wunderle and Tompkins, as employees of Reading, were granted incentive stock options to exercise REI common stock, subject to vesting conditions, at $12.80 per share in amounts as detailed in the schedule. Messrs. Tompkins, Smerling and Wunderle surrendered non-qualified options to purchase 17,500, 15,000 and 5,000 shares, respectively, of REI stock in connection with such grant.

 (8) Effective January 1, 1999, the individual became a participant in a Key Personnel Retirement Plan authorized by the Board of Directors. Included in fiscal 1998 is the past service cost accruable to Ms. Skophammer and Mr. Tompkins since their date of hire amounting to approximately $135,866 and $106,934, respectively

 (9) Other annual compensation consists of an automobile allowance.

(10) In consideration of Ms. Skophammer's agreement to not exercise an option to purchase 15,000 common shares, the Company paid to Ms. Skophammer $30,000 in January 1997.

(11) Other compensation represents contributions under Reading's Retirement Savings Plan.

 Option Grant Table

  The following table contains information concerning the grant of stock options by the Company during 1998.

                                                                     Potential
                                                                    Realizable
                                                                     Value at
                                                                  Assumed Annual
                                                                  Rates of Stock
                                                                       Price
                              % of Total                           Appreciation
                   Options      Options                           For Option Term
                   Granted    Granted in    Exercise   Expiration ---------------
Name                (#)      Fiscal Year Price ($/SH)    Date      5%      10%
----              -------    ----------- ------------ ---------- ------- -------
Robin
 Skophammer...... 30,000(1)      100%       $9.50      3/1/2008  186,900 473,640

--------
(1) Option to acquire shares of the Company's Common Stock granted in February 1998. Such options vest at 25% annually from the date of grant.

  On February 5, 1998, the Company distributed a stock dividend of one share of Class A Common Preference Stock to all holders of record of Common Shares on February 5, 1998. Margaret Cotter's and Mr. Laheney's previous option grants to purchase 15,000 shares each of Common Stock at exercise prices of $19.8125 and $13.875 per share, respectively, were adjusted to reflect such distribution by increasing the number of shares available by Ms. Cotter and Mr. Laheney to 15,000 Common Shares each at $10.07 and $7.05 per share, respectively, and 15,000 shares of Class A Common Preference shares at $9.74 and $6.82 per share, respectively. The Class A Common Preference Stock distribution on February 5, 1998 had the effect of increasing the number of shares purchasable by Messrs. Cotter and Tompkins to 594,940 Common shares at a weighted average exercise price of $5.92 per share and 35,000 Class A Common Preference stock at an exercise price of $5.25 per share, respectively.

 Option Exercises and Year-end Table

  The following sets forth information with respect to the executives named in the Summary Compensation Table, concerning the exercise of options during the year ended December 31, 1998 and unexercised options as of December 31, 1998.

                                                                                     Value of
                                                                     Number of  Unexercised In-
                                                                    Unexercised     the-Money
                                                                     Option at      Options at
                                                                   December 31,    December 31,
                                                                       1998            1998
                                                          Shares   Exercisable/    Exercisable/
          Name                      Security             Exercised Unexercisable Unexercisable(1)
          ----                      --------             --------- ------------- ----------------
James J. Cotter......... Common Stock                         0       594,940/0   $1,089,000/$0
S. Craig Tompkins....... Class A Common Preference Stock      0        35,000/0    $187,500/$0
Robin Skophammer........ Common Stock                         0    7,500/22,500        $0/0

--------
(1) Represents the amount by which the aggregate market price on December 31, 1998 of the shares subject to such options exceeded the exercise price of such options.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee currently is composed of two directors, William
D. Gould and Gerard P. Laheney. Mr. Gould is a member of Troy & Gould Professional Corporation, a law firm that the Company retained and paid approximately $6,000 in fiscal 1998. Messrs. Cotter and Tompkins serve as members of REI's Board of Directors and, as directors, approve decisions of REI's Compensation Committee with respect to compensation of REI's officers and directors. Messrs. Cotter and Tompkins serve as members of Citadel Board of Directors, and, as directors, approve decisions of Citadel's Compensation Committee with respect to compensation of Citadel's officers and directors. Mr. Cotter is a member of Citadel's Compensation Committee.

  The Company, together with Reading, owns a 49% interest in Big 4 Ranch, Inc. ("BRI") and Mr. Cotter and a trust for the benefit of one of Mr. Tompkins' children each have a 1.6% beneficial interest in BRI. Directors Messrs. Gould, Laheney and Ms. Margaret Cotter also serve as directors and, in the case of Mr. Laheney and Ms. Cotter, officers of BRI, from whom they receive compensation as detailed under the caption "Director Compensation."

Certain Transactions and Related Transactions

 General

  The Company is principally engaged in the business of identifying, acquiring, owning and strategically managing controlling interests in other operating public companies. Accordingly, the Company operates primarily through less than wholly-owned affiliates. Only one of these affiliates, Reading Entertainment, Inc., is consolidated for financial reporting purposes. These affiliated companies have certain over-lapping ownership and management structures, as described below.

 Ownership and Management Interlocks

  The Company owns Common Stock and Convertible Preferred Stock comprising 78% of the voting securities of Reading Entertainment, Inc. ("REI" and collectively with its wholly owned subsidiaries "Reading") (cinemas, live theatres and cinema based entertainment centers). The Company, on a consolidated basis with Reading, owns Common Stock representing 48% of Citadel Holding Corporation ("CHC and collectively with its wholly owned subsidiaries "Citadel") (real estate and agricultural interests), and 49% of Big 4 Ranch, Inc. ("BRI") (agricultural interests). Cecelia Packing, a company wholly owned by Mr. Cotter ("Cecelia"), and the trust for one of Mr. Tompkins' children each own an additional 1.6 percent of the Common Stock of BRI, resulting in a combined voting interest of greater than 51% in that company. Citadel and BRI each own a 40% interest (for an aggregate 80% interest) in three agricultural partnerships (the "Agricultural Partnerships"), which collectively own approximately 1,600 acres of California agricultural land, improved principally with citrus groves. Citadel owns 80% of Farming, which manages the agricultural properties for the Agricultural Partnerships.

  The Company's principal asset is its REI securities. At December 31, 1998, the Company's carrying value of its interests in REI, CHC and BRI at the Craig Corporation level were $119,820,000, $4,804,000 and $0, respectively. BRI was formed by Citadel to satisfy certain federal limitations on the ownership of land irrigated with water from federal water projects and spun-off to the stockholders of CHC, including the Company and REI, in December 1997.

  James J. Cotter is the Chairman of the Board of the Company, REI and CHC and the Chief Executive Officer of CHC. S. Craig Tompkins is the President and a director of the Company, the Vice Chairman of REI, the Vice Chairman, and Secretary/Treasurer of CHC, and serves for administrative convenience as an assistant secretary of BRI. Andrzej Matyczynski serves as the Chief Financial Officer of the Company and CHC, and as the Chief Administrative Officer of REI. Margaret Cotter is a director of the Company, and a director and Chief Financial Officer of BRI. William D. Gould is a director of BRI, and Gerard P. Laheney is the Chairman and Chief Executive Officer of BRI. Ellen Cotter is the Vice President-Business Affairs of Craig and Reading, the Vice President of Angelika Cinemas, Inc, a wholly-owned subsidiary of Reading, and the Secretary/Treasurer of Citadel Agriculture, Inc.

  The Company shares office space and certain administrative costs and expenses with Citadel. Citadel provides real estate advisory services to Reading, and certain general administrative services to BRI, for which it was paid $422,000 in 1998. Farming receives in consideration of its services to the Agricultural Partnerships reimbursement of its costs plus 5% of the net revenues from the farming operation, calculated after picking, packing and hauling.

 Related Party Transactions with Affiliates

  The Company's operating affiliates Reading, Citadel and BRI have from time to time entered into transactions involving the Company's controlling stockholders and affiliates. These transactions, are described in greater detail below.

  Certain Agricultural Transactions: On December 31, 1997, BRI, Citadel, Cecelia and Visalia, LLC (a limited liability company controlled by James J. Cotter, and owned by Mr. Cotter and his children) formed the Agricultural Partnerships. The Agricultural Partnerships are owned 40%, 40% and 20%, respectively, by these three entities. On December 31, 1997 the Agricultural Partnerships acquired an agricultural property (purchase price amounting to approximately $7.6 million) which property is improved principally with citrus orchards. The Partnerships currently use Farming to farm their properties as described above. Farming is owned 80% by Citadel and 20% by Visalia. Farming, in turn, contracts with Cecelia for certain bookkeeping and administrative services, for which it pays a fee of $6,000 per month. Cecelia also packs fruit for the Agricultural Partnerships.

  The acquisition of the agricultural property was financed by a ten-year purchase money mortgage in the amount of $4.05 million, a line of credit from Citadel and pro-rata contributions from the partners. Through its holdings in BRI and Citadel, the Company owned approximately 38% of such Agricultural Partnerships at December 31, 1998. In December 1998, the Agricultural Partnerships suffered a devastating freeze which destroyed the 1998-1999 crop. The Agricultural Partnerships have no funds to make capital contributions to repay a $1.85 million line of credit from Citadel or fund the estimated $1.7 million required to fund costs associated with production of a 1999-2000 crop and complete the proposed 1999 planting, other than to call upon the partners for funding. BRI has no funds or resources with which to provide such funding, other than to call upon its separate line of credit from Citadel. To date, Citadel and Visalia have loaned the funds required by the Agricultural Partnerships, but no assurances can be given that Citadel and Visalia will continue to provide this funding. Such funds are currently being provided by Reading and Visalia on an 80/20 basis.

  Certain Entertainment Related Transactions: The Angelika Film Center ("AFC") is owned on a 50/50 basis by Reading and Sutton Hill, a partnership affiliated with City Cinemas, a Manhattan-based cinema operator owned in equal parts by James J. Cotter and Michael Forman. Mr. Foreman is a general partner of HV, which owns capital stock comprising 16.9% of the voting power of the Company's securities. City Cinemas manages the AFC and two other cinemas owned by Reading. Robert F. Smerling, President of REI, and Neil Sefferman, Vice President--Film of the Reading Company, also serve in the same positions with City Cinemas.

  In December 1998, the Company and Sutton Hill entered into an Agreement in Principle with Messrs. James J. Cotter and Michael Forman by which the Company would lease, from certain entities owned by them, four cinemas and manage three other cinemas all of which are located in Manhattan. Together these cinemas constitute the City Cinemas circuit. In addition, the Agreement in Principle provides for the acquisition by the Company in a stock for stock merger of three live "Off Broadway" theaters also located in Manhattan. The Conflicts Committee of the REI Board of Directors (the "Conflicts Committee"), comprised entirely of directors independent of Messrs. Cotter and Foreman, reviewed and negotiated the transaction. Consummation of the transaction is contingent upon, among other things, receipt of fairness opinions relating to the transactions and approval of REI's stockholders of the issuance of REI Common Stock for the acquisition of the "Off Broadway Theaters." In December 1998, the Company paid a deposit of $1.0 million in connection with these transactions.

  It is anticipated that the Manhattan "Off Broadway" theaters, as well as one other live theater (owned by the Company) will be booked and managed by Union Square Management, Inc., a live theater management company specializing in the booking and management of "Off Broadway" style live theaters. Margaret Cotter is a Senior Vice President with Union Square Management, Inc. In December 1998, the Company agreed to guarantee a $100,000 bank loan to Alan Schuster, the principal stockholder of Union Square Management, Inc.

 Certain Family Relationships

  Mr. Cotter, the Company's controlling stockholder, has advised the Company that he considers his holdings in the Company to be a long-term investment, to be passed to and eventually to be controlled by his heirs. The Directors believe that it is in the best interests of the Company and its stockholders for these heirs to become experienced in the operations and affairs of the Company and its operating affiliates. Accordingly, Margaret Cotter serves as a director of the Company and as an officer and Director of BRI. Ms. M. Cotter also serves as an officer of Cecelia and Union Square Management, Inc. Ellen Cotter serves as the Vice President Business Affairs for the Company and REI and as the Chief Financial Officer and Secretary of Citadel Agriculture, Inc. Mss. M. Cotter and E. Cotter are each graduates of the Georgetown Law Center and were in public and private practice, respectively, prior to joining the Company. Mr. Cotter's son, an attorney, was elected to the Board of Directors of Gish Biomedical, Inc. on September 15, 1999. Citadel owns 15.62% of the outstanding common stock of Gish. The directors of Gish currently serve without compensation.

 Certain Miscellaneous Transactions

  In 1997 and 1998, Reading loaned Robert Smerling, its President, an aggregate of $70,000. The non-interest bearing loan is payable upon demand.

Compensation Committee Report on Executive Compensation

  The Company's executive compensation policies and programs are designed to attract and retain talented executives and motivate them to achieve the Company's business objectives that the Board of Directors believes will enhance stockholder value. The principal terms of the Company's current employment arrangements with its principal executive officers, including salary and other base-level compensation, are described herein under "Summary Compensation Table."

  In 1996, Reading became a majority-owned subsidiary of the Company. In 1997, CHC became a controlled subsidiary of the Company. The Compensation Committee of REI's Board of Directors is responsible for compensation matters of employees of REI, and the Compensation Committee of CHC's Board of Directors is responsible for compensation matters of employees of CHC. Certain executives and consultants provide services to both the Company and REI and/or the Company and CHC. The Compensation Committee considers compensation received from REI and CHC in determining the Company's executive compensation.

  The Company's current compensation strategy is to supplement the executive officers' base level compensation with periodic discretionary cash bonuses in recognition of individual performance and stock option grants designed to link the executives' long-term compensation to appreciation in stockholder value over time. To this end, the Compensation Committee from time-to-time recommends to the Board of Directors the award of performance bonuses and stock option grants to individual executive officers. No bonuses were paid by the Company with respect to 1998.

  Periodic cash bonuses and stock option awards for executive officers of the Company are determined primarily on the basis of the individual job performance of the executive officers and achievement of the Company's business objectives, but no particular weighting is given by the Compensation Committee to individual performance versus the achievement of corporate objectives. These variable elements in the compensation of the Company's executive officers recognize individual contributions and are determined based upon the level of the executive's responsibilities, the efficiency and effectiveness with which he or she oversees the matters under his or her supervision and the degree to which the officer has contributed to the accomplishment of major tasks that advance the Company's goals. In light of the nature of the executive officers' responsibilities, particularly the fact that they have overall corporate policy-making and administrative responsibilities but do not typically oversee operating businesses, the Compensation Committee's assessment of Mr. Cotter's performance and the performance of other executive officers is not based directly on corporate performance from a financial point of view. However, the Company's financial performance is one factor that affects the Compensation Committee's recommendation with respect to the overall level of compensation to be made for all executive officers as a group. In appropriate cases, the Compensation Committee takes into account in making its recommendations compensation received by executive officers for companies affiliated with the Company. Mr. Cotter, in his capacities as Chairman of the Board and Chief Executive Officer, is involved in the negotiation of employment arrangements with the Company's other executive officers, reviews executive performance with the Compensation Committee and is consulted with respect to the amounts of each other executive officer's discretionary bonus and stock option award, if any.

  Subject to an exception for "performance-based compensation," effective January 1, 1994, corporations generally will be denied a deduction for federal income tax purposes for compensation paid to senior executive officers to the extent that such compensation exceeds $1 million. This law did not impact the Compensation Committee's deliberations with respect to 1998 and for 1999 the Company does not expect to pay any executive officer cash compensation in excess of the deductibility limit. The Compensation Committee and the Board of Directors, however, retain discretion to authorize the payment of compensation that does not qualify for income tax deductibility.

                                          William D. Gould
                                          Gerard P. Laheney

PERFORMANCE GRAPH

  The information set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company incorporates this information by reference, and shall not otherwise be deemed soliciting material or be deemed filed under such Acts.

  The following line graph compares the cumulative total stockholder return on Craig Corporation's Common Stock and Class A Common Preference Stock from September 30, 1993 through September 30, 1995, the three-month period ended December 31, 1995 and the years ended December 31, 1996, 1997 and 1998 against the cumulative total return as calculated by the Center for Research in Securities Prices ("CRSP") of (i) the New York Stock Exchange ("NYSE")/ American Stock Exchange ("AMEX")/ NASDAQ Stock Market Index (U.S. Companies) and (ii) the CRSP Total Return Index for NYSE/AMEX/NASDAQ in the SIC Graph Code 7830-7839 (motion picture theaters and allied businesses).

  The past performance shown for the Company's Common Stock and Class A Common Preference Stock are not necessarily indicative of future performance.

            CUMULATIVE RETURN FROM SEPTEMBER 1993 TO DECEMBER 1998 AMONG CRAIG CORPORATION, S&P 500 INDEX AND PEER GROUP

                        PERFORMANCE GRAPH APPEARS HERE

                                            Craig         Stock
                             Craig          Class A       Market     Peer
Measurement Period           Common         Common        Index      Index
-------------------          ----------     ---------     -------    --------
      9/30/93                $100.00        $100.00       $100.00     $100.00
      9/30/94                $ 97.83        $ 96.67       $102.17     $ 90.94
      9/30/95                $ 81.52        $ 78.89       $131.71     $112.39
     12/31/95                $ 85.87        $ 80.00       $138.08     $115.20
     12/31/96                $125.00        $123.33       $167.41     $131.66
     12/31/97                $176.63        $167.78       $219.13     $149.90
     12/31/98                $140.22        $140.00       $270.52     $151.01

  The graph assumes a $100 investment on September 30, 1993 and reinvestment of dividends on the date such dividends were declared.

Independent Public Accountants

  Ernst & Young LLP ("E&Y") audited, as independent auditors, the consolidated financial statements of the Company for the year ended December 31, 1998. E&Y also served as auditors the Company's affiliate, Reading Entertainment, Inc. On May 28, 1999, E&Y resigned as the Company's independent accountants with respect to the year ended December 31, 1999. Prior to this action by E&Y, no decision had been made by the Company, the Board of Directors or any audit or similar committee of the Board of Directors, with respect to the ongoing retention of E&Y as the Company's independent accountants for such year, other than a decision (previously communicated to E&Y) that the Company's Australian subsidiary, Reading Entertainment Australia Pty Ltd, would be seeking another independent accountant.

E&Y's Reports on the Company's financial statements for each of the past two years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years, and the subsequent interim period preceding E&Y's resignation, there were no disagreements between the Company and E&Y on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedures which, if not resolved, to the satisfaction of E&Y, would have caused E&Y to make a reference to the subject matter of the disagreement in connection with E&Y's report. During the Company's two most recent fiscal years and the subsequent interim period preceding E&Y's resignation, E&Y did not advise the Company:

    (a) That any internal controls necessary for the Company to develop reliable financial statements did not exist;

    (b) That any information had come to E&Y's attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management;

    (c) (1) Of any need to expand significantly the scope of its audit, or that information had come to E&Y's attention during such period that, if further investigated, may (i) materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the registrant's financial statements; and, consequently, insofar as the Company is aware, (2) E&Y was not prevented from expanding the scope of its audit or conducting further investigations due to E&Y's resignation, audit scope limitations, or any other reason;

    (d) (1) That information had come to E&Y's attention that it had concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or
  (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to E&Y's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), (2) that due to E&Y's resignation, or for any other reason, accounting issues have not been resolved to E&Y's satisfaction prior to its resignation to seek re-election.

  The Company has engaged Deloitte & Touche LLP as the Company's independent accountants.

  The Company expects that a representative of Deloitte & Touche LLP will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

  The Company does not expect that a representative of E&Y will attend the Annual Meeting but, if any representative of E&Y does attend, he or she will have the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions.

Annual Report

  Copies of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998 (the "Annual Report") and quarterly report for the three and nine month periods ended September 30, 1999 are enclosed.

Stockholder Proposals

  Any stockholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in the Company's proxy statement for its 2000 Annual Meeting of Stockholders, must deliver such proposal in writing to the Secretary of the Company at the Company's principal executive offices at 550 South Hope Street, Suite 1825, Los Angeles, CA 90071, no later than July 25, 2000. If the Company is not notified of a stockholder proposal by October 8, 2000, the proxies held by management of the Company may confer discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

  The Board of Directors will consider written nominations for directors from stockholders. Nominations for the election of directors made by the stockholders of the Company must be made by written notice delivered to the Secretary of the Company at the Company's principal executive offices not less than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders at which directors are elected. Such written notice must set forth, among other things, the name, age, address and principal occupation or employment of such nominee, the number of shares of the Company's Common Stock beneficially owned by such nominee and such other information as is required by the proxy rules of the SEC with respect to a nominee of the Board of Directors. Nominations not made in accordance with the foregoing procedure will not be valid.

Other Matters

  The Board of Directors does not know of any other matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompany proxy to vote on such matters in accordance with their judgment.

                                          By Order of the Board of Directors,

                                          /s/  S. Craig Tompkins
                                          ----------------------------------
                                          S. Craig Tompkins,
                                          President

Dated: November 22, 1999

                                   Exhibit A

                         AGREEMENT AND PLAN OF MERGER

  This Agreement and Plan of Merger (this "Agreement") is made and entered into as of this 19th day of November 1999, by and between Craig Holding Corporation, a Nevada corporation ("Surviving Corporation"), and Craig Corporation, a Delaware corporation ("Merging Corporation").

                                   RECITALS

  WHEREAS, Surviving Corporation is a corporation incorporated in the State of Nevada and is governed by the provisions of Chapter 78 of the Nevada Revised Statutes ("NRS").

  WHEREAS, Merging Corporation is a corporation incorporated in the State of Delaware and is governed by the provisions of Title 8 of the General Corporation Law ("GCL").

  WHEREAS, Merging Corporation desires to change its corporate domicile from Delaware to Nevada by a statutory merger whereby Merging Corporation will be merged with and into Surviving Corporation with the cessation of the separate corporate existence of Merging Corporation upon the terms and conditions set forth herein.

  NOW, THEREFORE, in consideration of the several and mutual promises, agreements, covenants, understandings, undertakings, representations and warranties hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Recitals are true and correct and by this reference incorporated herein as if fully set forth and further covenant and agree as follows:

  1. Addresses of Constituent Corporations. The address of both Merging Corporation and Surviving Corporation is 550 South Hope Street, Suite 1825, Los Angeles, California 90071.

  2. Merger. At the Effective Date (as defined below), Merging Corporation shall be merged with and into Surviving Corporation (the "Merger"). Pursuant to the provisions of Chapter 92A of the NRS, Surviving Corporation shall be and continue in existence and the separate corporate existence of Merging Corporation shall cease.

  3. Effective Date. Pursuant to Section 92A.240 of the NRS, the effective date of the Merger shall be the date of filing the articles of merger with the Nevada Secretary of State (the "Effective Date").

  4. Articles of Incorporation and Bylaws. The Articles of Incorporation of Surviving Corporation in effect on the Effective Date shall continue (until amended or repealed as provided by applicable law) to be the Articles of Incorporation of the Surviving Corporation after the Effective Date without change or amendment. In addition, the Bylaws of Surviving Corporation in effect on the Effective Date shall continue (until amended or repealed as provided by applicable law) to be the Bylaws of the Surviving Corporation after the Effective Date without change or amendment.

  5. Directors and Officers. From the Effective Date, the directors and officers of CDL-Delaware as of the Effective Date shall serve as the directors and officers of the Surviving Corporation following the Merger until removed or replaced as provided by the Bylaws of the Surviving Corporation.

  6. Effect of Merger. At the Effective Date, the Surviving Corporation shall continue in existence and, without further transfer, succeed to and possess all of the rights, privileges, and purposes of Merging Corporation; and all of the property, real and personal, including subscriptions to shares, causes of action and every other asset of Merging Corporation, shall vest in Surviving Corporation without further act or deed; and Surviving Corporation shall be liable for all of the liabilities, obligations and penalties of Merging Corporation. If at any time the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or rights of Merging Corporation, or otherwise to carry out the provisions hereof, the proper officers and directors of Surviving Corporation and Merging Corporation, as of the Effective Date, shall execute and deliver any and all things necessary or proper to vest, perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the provisions hereof.

  7. Conversion of Outstanding Shares. Upon the Effective Date and by virtue of the Merger and without any action on the part of the holders thereof: (i) each issued and outstanding share of Common Stock, par value $.25, of Merging Corporation shall be immediately canceled and converted into one share of Common Stock, par value $.25, of Surviving Corporation; (ii) each issued and outstanding share of Class A Common Preference Stock, par value $.01, shall be immediately canceled and converted into one share of Class A Common Preference Stock, par value $.01, of Surviving Corporation; (iii) each outstanding option to purchase Merging Corporation stock will be assumed by Surviving Corporation on a one for one basis and will represent an option to acquire shares of Surviving Corporation at an exercise price equal to the exercise price of the Merging Corporation option; and (iv) each outstanding option to purchase Merging Corporation Class A Common Preference Stock will be assumed by Surviving Corporation on a one for one basis and such option will represent an option to acquire shares of Surviving Corporation at an exercise price equal to the exercise price of the Merging Corporation option. Outstanding stock certificates representing shares of Common Stock and Class A Common Preference Stock of Merging Corporation shall thenceforth represent the same number of shares of Common Stock of Surviving Corporation, and the holder thereof shall be entitled to precisely the same rights as a holder of certificates issued by the Surviving Corporation. Upon the surrender to Surviving Corporation of any stock certificate representing shares of Common Stock or Class A Common Preference Stock of Merging Corporation, the holder or transferee of the holder of such surrendered certificates shall receive in exchange therefore a certificate or certificates of shares of Common Stock or Class A Common Preference Stock of Surviving Corporation.

  8. Approval of Stockholders. This Agreement, with the recommendation of each of the constituent corporation's boards of directors, shall be submitted to the stockholders of each constituent corporation as provided by the NRS and the GCL. There shall be required for the adoption of the Agreement the affirmative vote of at least a majority of the voting power of Surviving Corporation and Merging Corporation.

  9. Dissenters' Rights. There are no dissenting stockholders rights as a result of the Merger under the NRS or GCL.

  10. Regulatory Approvals. The consummation of the Merger shall be subject to obtaining any and all consents or approvals determined by the respective Boards of Directors of the constituent corporations to be necessary to effect the Merger.

  11. Waiver and Amendments. Any provision of this Agreement and Plan of Merger may be waived at any time by the party which is, or whose shareholders are, entitled to the benefits thereof and this Agreement and Plan of Merger may be amended or supplemented at any time prior to the Effective Date by the Board of Directors of the constituent corporations. After approval hereof by the shareholders of the Merging Corporation, no amendment shall be made which
(a) alters or changes the amount or kind of shares of the Surviving Corporation to be received on conversion of shares of the Merging Corporation as provided in Section 7 hereof, (b) alters or changes any term of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alters or changes any of the terms and conditions of this Agreement and Plan of Merger if such alteration or change would adversely affect the rights of shareholders of Merging Corporation, without the further approval of such shareholders.

  12. Termination or Abandonment. This Agreement may be terminated and/or the Merger abandoned at any time prior to the Effective Date by either Merging Corporation or Surviving Corporation by action of their respective Boards of Directors whether before or after submission to or approval by the stockholders of the constituent corporations. In the event of termination of this Agreement and/or abandonment of the Merger, this Agreement shall become void and of no further force and effect without liability on the part of either of constituent corporations, its stockholders, Board of Directors and officers thereof.

  IN WITNESS WHEREOF, each party to this Agreement, pursuant to the authority duly given by their respective Boards of Directors, has caused this Agreement to be executed on its behalf by its President and attested to by its Assistant Secretary as the date and year first written above.

"Surviving Corporation"

CRAIG HOLDING CORPORATION,
a Nevada Corporation

S. Craig Tompkins, President

Attested by:

-------------------------------

-------------------------------
Assistant Secretary

"Merging Corporation"

CRAIG CORPORATION,
a Delaware corporation

By: ___________________________
  S. Craig Tompkins,
  President

Attested by:

-------------------------------

-------------------------------
Assistant Secretary

                                   Exhibit B

                           ARTICLES OF INCORPORATION
                                      OF
                           CRAIG HOLDING CORPORATION

                             A NEVADA CORPORATION

  I, the Undersigned, being the original incorporator herein named, for the purpose of forming a corporation under Chapter 78 of the Nevada Revised Statutes (the "NRS"), to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

                                   ARTICLE I
                                     NAME

  The name of the corporation is Craig Holding Corporation (the
"Corporation").

                                  ARTICLE II
                     RESIDENT AGENT AND REGISTERED OFFICE

  The name and address of the Corporation's resident agent for service of process is Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

                                  ARTICLE III
                                    PURPOSE

  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

                                  ARTICLE IV
                                 CAPITAL STOCK

  4.1. Number of Shares Authorized; Par Value. The Corporation shall be authorized to issue four classes of stock to be designated, respectively, "Common Stock," "Class A Common Preference Stock," "Class B Common Stock" and "Preferred Stock;" the total number of shares which the Corporation shall have authority to issue is thirty-eight million five hundred thousand (38,500,000), divided as follows:

    (a) Common Stock. The total number of authorized shares of Common Stock shall be seven million five hundred thousand (7,500,000); each share of Common Stock shall have a par value of Twenty-Five Cents ($0.25).

    (b) Class A Common Preference Stock. The total number of authorized shares of Class A Common Preference Stock shall be fifty million (50,000,000); each share of Class A Common Preference Stock shall have a par value of One Cent ($0.01).

    (c) Class B Common Stock. The total number of authorized shares of Class B Common Stock shall be twenty million (20,000,000); each share shall have a par value of One Cent ($0.01).

    (d) Preferred Stock. The total number of authorized shares of Preferred Stock shall be one million (1,000,000); each share of Preferred Stock shall have a par value of One Cent ($0.01)

    (e) Increase or Decrease in Authorized Shares. The total number of authorized shares of Class A Common Preference Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

  4.2. Common Stock and Class A Common Preference Stock Voting Rights.

    (a) Common Stock. Each share of Common Stock shall be entitled to thirty
  (30) votes upon any matter presented to the stockholders for their vote or approval, including the election of directors. Except as otherwise required by law, the Common Stock and the Class A Common Preference Stock shall vote together as one class on all matters presented to the stockholders for their vote or approval, including the election of directors.

    (b) Class A Common Preference Stock. Each share of Class A Common Preference Stock shall be entitled to one (1) vote upon any matter presented to the stockholders for their vote or approval, including the election of directors. Except as otherwise required by law, the Class A Common Preference Stock shall vote together with the Common Stock as one class on all matters presented to the stockholders for their vote or approval, including the election of directors.

  4.3. Rights of Common Stock and Class A Common Preference Stock Upon Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation shall be made to or set apart for the holders of the Common Stock or other class or classes or series of stock or other securities of the Corporation ranking junior to the Class A Common Preference Stock upon liquidation, dissolution or winding up, and after the payment or distribution to the holders of any class or classes or series of stock or other securities of the Corporation ranking prior, upon liquidation, dissolution or winding up, to the Class A Common Preference Stock, the holders of the Class A Common Preference Stock shall be entitled to receive $5.00 per share (the "Liquidation Preference Amount") for each share of Class A Common Preference Stock. The holders of the Class A Common Preference Stock shall not be entitled to receive or participate in any payment or distribution of the assets of the Corporation upon such liquidation, dissolution or winding up of the Corporation in excess of an amount per share equal to the Liquidation Preference Amount until the holders of the Common Stock shall have received $5.00 per share of each share of Common Stock upon such liquidation, dissolution or winding up of the Corporation, and thereafter the holders of the Common Stock and the Class A Common Preference Stock (together with the holders of any series of Preferred Stock and/or Class B Common Stock which, pursuant to the resolution or resolutions of the board of directors providing for the issue of such series, shall be entitled to participate therein with the holders of the Common Stock and the Class A Common Preference Stock) shall be entitled to participate equally, share-for-share as if a single class, in any further payment or distribution of the assets of the Corporation upon such liquidation, dissolution or winding up of the Corporation.

  4.4. Rights of Common Stock and Class A Common Preference Stock With Respect to Dividends. Whenever the full dividends upon any outstanding series of Preferred Stock and/or Class B Common Stock ranking prior, as to dividends, to the Common Stock and the Class A Common Preference Stock shall have been paid for all past dividend periods and the full dividends thereon for the then current respective dividend periods shall have been paid or declared and a sum sufficient for respective payments thereof set apart, the holders of the Common Stock and the Class A Common Preference Stock (together with the holders of any series of Preferred Stock and/or Class B Common Stock which, pursuant to the resolution or resolutions of the board of directors providing for the issue of such series, shall be entitled to participate therein with the holders of the Common Stock or Class A Common Preference Stock) shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the board of directors from time to time out of assets or funds of the Corporation legally available therefor, provided that all such dividends or distributions paid or made with respect to the Common Stock shall also be paid or made with respect to the Class A Common Preference Stock in equal per share amounts with the Common Stock, share-for-share, as if a single class, except that in the event any dividend shall be declared on the Common Stock payable in shares of Common Stock, such dividend shall be declared at the same rate per share on Class A Common Preference Stock, but the dividend payable on shares of Common Stock shall be payable in shares of Common Stock and the dividend payable on shares of Class A Common Preference Stock shall be payable in shares of Class A Common Preference Stock. Subject to the provisions of Section 4.3, the board of directors may, in its sole discretion, from time to time out of assets or funds of the Corporation legally available therefor, declare dividends or distributions (in addition to the dividends and distributions payable on the Class A Common Preference Stock pursuant to the proviso contained in the immediately preceding sentence) payable exclusively to the holders of Class A Common Preference Stock without declaring a similar dividend or distribution with respect to the Common Stock, without regard to the differences between the Class A Common Preference Stock and the Common Stock in voting and liquidation rights, prior earnings or prior dividends declared. If the Corporation in any manner splits, subdivides or combines the outstanding shares of Common Stock, the outstanding shares of Class A Common Preference Stock shall be split, subdivided or combined in the same manner proportionately and on the same basis per share.

  4.5. Other Rights and Preferences of Common Stock and Class A Common Preference Stock. Except as otherwise specifically set forth under "Common Stock and Class A Common Preference Stock Voting Rights," "Rights of Common Stock and Class A Common Preference Stock Upon Liquidation" and " Rights of Common Stock and Class A Common Preference Stock With Respect to Dividends," described above, all shares of Common Stock and Class A Common Preference Stock shall have the same rights, preferences and privileges.

  4.6. Class B Common Stock. The Class B Common Stock may be issued at any time or from time to time, in one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitation or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock or any such series adopted by the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.

  4.7. Preferred Stock. The Preferred Stock may be issued at any time or from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.

                                   ARTICLE V
                                   DIRECTORS

  The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which initially shall consist of five directors. Provided that the Corporation has at least one director, the number of directors may at any time or times be increased or decreased as provided in the bylaws. The names, addresses and categories of the initial members of the board of directors are as follows:

           Name        Address
           ----        -------


                                  ARTICLE VI
                             ELECTION OF DIRECTORS

  Except as may otherwise be provided in the bylaws of the Corporation, the election of directors may be conducted at a meeting of the stockholders, whether telephonic or not, within or without the State of Nevada or by written consent and such election need not be by written ballot.

                                  ARTICLE VII
                                SALE OF ASSETS

  In furtherance of the powers conferred on the stockholders of the Corporation by the NRS, the stockholders of the Corporation shall have the power to vote on any proposed sale of substantially all of the Corporation's assets.

                                 ARTICLE VIII
                    AMENDMENT OF ARTICLES OF INCORPORATION

  In the event the board of directors of the Corporation determines that it is in the Corporation's best interest to amend these Articles of Incorporation, the board of directors shall adopt a resolution setting forth the proposed amendment and declaring its advisability and submit the matter to the stockholders entitled to vote thereon for the consideration thereof in accordance with the provisions of the NRS and these Articles of Incorporation. In the resolution setting forth the proposed amendment, the board of directors may insert a provision allowing the board of directors to later abandon the amendment, without concurrence by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Nevada Secretary of State.

                                  ARTICLE IX
                                 INCORPORATOR

  The name and address of the incorporator of the Corporation is Elizabeth A. Savage, Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

                                   ARTICLE X
                     ACQUISITIONS OF CONTROLLING INTEREST

  The Corporation elects not to be governed by the provisions of Chapters
78.378 to 78.3793, inclusive, of the NRS pertaining to the acquisitions of controlling interest.

                                  ARTICLE XI
                   COMBINATIONS WITH INTERESTED STOCKHOLDERS

  The Corporation elects not to be governed by the provisions of Chapters
78.411 to 78.444, inclusive, of the NRS pertaining to combinations with interested stockholders.

                                  ARTICLE XII
                      DIRECTORS' AND OFFICERS' LIABILITY

  A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

  In witness whereof, I have hereunto set my hand this       day of
1999, declaring and certifying that the facts stated hereinabove are true.

                                          -------------------------------------

                                          _______________________, Incorporator

                                 ACKNOWLEDGMENT

STATE OF NEVADA
                    ss.

COUNTY OF CLARK

  This instrument was acknowledged before me on                , 1999, by
                      as Incorporator of Craig Holding Corporation.

                                          -------------------------------------
                                          Notary Public

                           CERTIFICATE OF ACCEPTANCE
                       OF APPOINTMENT BY RESIDENT AGENT

In the Matter of Craig Holding Corporation:

  We, Kummer Kaempfer Bonner & Renshaw, do, hereby certify that on the
day of            1999, we accepted the appointment as Resident Agent of the above-entitled corporation in accordance with Section 78.090 of the Nevada Revised Statutes.

  Furthermore, that the registered office in this State is located at 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

  In witness whereof, I have hereunto set my hand this       day of
1999.

                                          Kummer Kaempfer Bonner & Renshaw

                                          By: _________________________________
                                             Resident Agent

                                   Exhibit C

                                    BYLAWS
                                      OF
                           CRAIG HOLDING CORPORATION

                             A NEVADA CORPORATION

                                   ARTICLE I
                                 STOCKHOLDERS

Section 1 Annual Meeting

  Annual meetings of the stockholders, commencing with the year 2000, shall be held at such time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 2 Special Meetings

  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board, if any, the President or the Secretary at the written request of a majority of the Board of Directors or at the written request of stockholders owning outstanding shares representing a majority of the voting power of the Corporation.

Section 3 Notice of Meetings

  Written notice of stockholders meetings, stating the place, date and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chairman of the Board, if any, the President, any Vice President, the Secretary or an Assistant Secretary, to each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by statute.

Section 4 Place of Meetings

  All annual meetings of the stockholders shall be held at the registered office of the Corporation or at such other place within or without the State of Nevada as the directors shall determine. Special meetings of the stockholders may be held at such time and place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 5 Quorum; Adjourned Meetings

  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 6 Voting

  Except as otherwise provided by statute or the Articles of Incorporation or these Bylaws, and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given matter by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such matter. At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the Corporation entitled to elect such directors.

Section 7 Proxies

  At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 8 Action Without Meeting

  Any action which may be taken by the vote of the stockholders at a meeting may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes governing the Corporation or of the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE II
                                   DIRECTORS

Section 1 Management of Corporation

  The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 2 Number, Tenure, and Qualifications

  The number of directors which shall constitute the whole board shall be five. The number of directors may from time to time be increased or decreased to not less than one nor more than fifteen by action of the Board of Directors. The directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of the stockholders and, except as provided in Section 5 of this Article, each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 3 Nomination of Stockholders

  No stockholder shall be permitted to nominate a candidate for election as a director at any annual meeting unless such stockholder shall provide in writing, not later than one hundred twenty days before the first anniversary of the preceding annual meeting of the stockholders, to the Nominating Committee of the Board of Directors or, in the absence of such committee, to the Secretary of the Corporation, information about such candidate which, were such candidate a nominee of the Board of Directors for whom the Corporation solicited proxies, would be required to be disclosed in the proxy materials pursuant to which such proxies would be solicited as set forth in Items 7-8 of
Schedule 14A promulgated by the Securities and Exchange Commission, or any successor provisions.

Section 4 Chairman and Vice Chairman of the Board

  The directors may elect one of their members to be Chairman of the Board of Directors and one of their members to be Vice Chairman of the Board of Directors. The Chairman and Vice Chairman shall be subject to the control of and may be removed by the Board of Directors. The Chairman and Vice Chairman shall perform such duties as may from time to time be assigned to him by the Board of Directors. In the event of the absence or incapacity of the Chairman, the Vice Chairman shall serve as the Chairman of the Board.

Section 5 Vacancies

  Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or a special meeting of the stockholders. The holders of no less than two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by written consent filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously.

  A vacancy or vacancies in the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any directors, or if the authorized number of directors be increased, or if the stockholders fail at any annual or special meeting of stockholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at that meeting.

  If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have power to elect a successor to take office when the resignation is to become effective.

  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 6 Annual and Regular Meetings

  Annual and regular meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board of Directors or by written consent of all members of the Board of Directors. In the absence of such designation, annual and regular meetings shall be held at the registered office of the Corporation. Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as shall from time to time be fixed and determined by the Board of Directors.

Section 7 First Meeting

  The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 8 Special Meetings

  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President or any two of the directors then in office.

  The Secretary, or in his absence any other officer of the Corporation, shall give each director notice of the time and place of the special meetings of the Board of Directors by telecopy or electronic mail at least forty-eight hours before the meeting, or by mail at least two days before the meeting, or by telegram, cable, radiogram or personal service at least two days before the meeting. Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.

Section 9 Business of Meetings

  The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10 Quorum; Adjourned Meetings

  A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. Any action of a majority, although not at a regularly called meeting, and the record thereof, if assented to in writing by all of the other members of the Board shall be as valid and effective in all respects as if passed by the Board of Directors in regular meeting.

  A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors.

  Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in the absence of the foregoing by such other person as the directors may select. The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

  Notice of the time and place of holding an adjourned meeting need not be given to the absent directors if the time and place are fixed at the meeting adjourned.

Section 11 Committees

  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of at least two or more directors of the Corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

  The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

Section 12 Action Without Meeting; Telephone Meetings

  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

  Nothing contained in these Bylaws shall be deemed to restrict the powers of members of the Board of Directors, or any committee thereof, to participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment whereby all persons participating in the meeting can hear each other.

Section 13 Special Compensation

  The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees may be allowed like reimbursement and compensation for attending committee meetings.

                                  ARTICLE III
                                    NOTICES

Section 1 Notice of Meetings

  Notices of meetings of stockholders shall be in writing and signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, which may be within or without this State, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, it shall be directed to a stockholder at his address as it appears upon the records of the Corporation and upon such mailing of any such notice, the service thereof shall be complete and the time of the notice shall begin to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership shall constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery of such notice of and prior to the holding of the meeting it shall not be necessary to deliver or mail notice of the meeting to the transferee.

Section 2 Effect of Irregularly Called Meetings

  Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; and such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3 Waiver of Notice

  Whenever any notice whatever is required to be given under the provisions of the statutes, of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance at any meeting, in person or by proxy, will be deemed a waiver of any defect in the notice given or the failure to give any notice whatsoever with respect to such meeting.

                                  ARTICLE IV
                                   OFFICERS

Section 1 Election

  The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman, Vice Chairman, President, one or more Vice Presidents, a Treasurer and a Secretary, and such other officers with such titles and duties as the Board of Directors may determine, none of whom (other than the Chairman or Vice Chairman) need be directors. Any person may hold one or more offices and each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time.

Section 2 Chairman of the Board

  The Board of Directors at its first annual meeting after each annual meeting of the stockholders shall choose a Chairman of the Board from among the directors of the Corporation. The Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board will be the Chief Executive Officer of the Corporation.

Section 3 President

  The President shall be the chief operating officer of the Corporation and shall have active management of the business of the Corporation. The President shall execute on behalf of the Corporation all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly designated by the Board of Directors to some other officer or agent of the Corporation.

Section 4 Vice-President

  The Vice-President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. The Vice-President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice-Presidents or may otherwise specify the order of seniority of the Vice-Presidents. The duties and powers of the President shall descend to the Vice-Presidents in such specified order of seniority.

Section 5 Secretary

  The Secretary shall act under the direction of the President. Subject to the direction of the President, the Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings. The Secretary shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors.

Section 6 Assistant Secretaries

  The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 7 Treasurer

  The Treasurer shall act under the direction of the President. Subject to the direction of the President, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation.

  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

Section 8 Assistant Treasurers

  The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 9 Compensation

  The salaries and compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 10 Removal; Resignation

  The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors, or any member of a committee, may be removed at any time, with or without cause, by the Board of Directors by a vote of not less than a majority of the entire Board at any meeting thereof or by written consent. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

  Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

Section 11 Vacancies

  Any vacancy in the office of any officer through death, resignation, removal, disqualification or other cause may be filled at any time by a majority of the directors then in office (even though less than a quorum). The person so chosen shall hold office until his successor shall have been elected and qualified.

                                   ARTICLE V
                                 CAPITAL STOCK

Section 1 Certificates

  Every stockholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such person in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such stock; provided, however, that except as otherwise provided in NRS 78.242, in lieu of the forgoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of the various classes or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

  If a certificate is signed (1) by a transfer agent other than the Corporation or its employees or (2) by a registrar other than the Corporation or its employees, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the Corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

Section 2 Surrendered; Lost or Destroyed Certificates

  The Board of Directors or any transfer agent of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors (or any transfer agent of the Corporation authorized to do so by a resolution of the Board of Directors) may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3 Regulations

  The Board of Directors shall have the power and authority to make all such rules and regulations and procedures as it may deem expedient concerning the issue, transfer, registration, cancellation and replacement of certificates representing stock of the Corporation.

Section 4 Record Date

  The Board of Directors may fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such distribution, or to give such consent, and in such case, such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5 Registered Owner

  The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and distribution, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

                                  ARTICLE VI
                              GENERAL PROVISIONS

Section 1 Registered Office

  The registered office of the Corporation shall be in the County of Clark, State of Nevada. The principal office of the Corporation shall be located in the County of Los Angeles, State of California.

  The Corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

Section 2 Checks; Notes

  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 3 Fiscal Year

  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors. Initially, the fiscal year of the Corporation shall be a calendar year.

Section 4 Stock of Other Corporations or Other Interests

  Unless otherwise ordered by the Board of Directors, the President, the Secretary, and such other attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President, shall have full power and authority on behalf of the Corporation to attend and to act an vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which the Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which the Corporation, as the owner or holder thereof, might have possessed and exercised if present. The President, the Secretary or other such attorneys or agents may also execute and deliver on behalf of the Corporation, powers of attorney, proxies, consents, waivers and other instruments relating to the shares or securities owned or held by the Corporation.

Section 5 Corporate Seal

  The corporation will have a corporate seal, as may from time to time be determined by resolution of the Board of Directors. If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                  ARTICLE VII
                                INDEMNIFICATION

Section 1 Indemnification of Officers and Directors, Employees and Agents

   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  To the extent that a person who is a director or officer of the Corporation, or who is a director or officer of another corporation, partnership, joint venture, trust or other enterprise in which he is serving at the request of the Corporation, has been successful in the merits or otherwise in defense of any action, suit or proceeding referred to in this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith.

  Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only upon determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article VII. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings, or (b) if such a quorum is not attainable, or, even if attainable a quorum of disinterested directors so directs, by independent legal counsel and a written opinion, or (c) by the stockholders.

  Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

  Persons who are not directors or officers of the Corporation but who are employees or agents of the Corporation or who are serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or enterprise may be indemnified to the extent authorized at any time or from time to time by the Board of Directors of the Corporation, upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct this Article VII. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

  The indemnification provided by this Article VII shall not be deemed exclusive of any other rights to which any person is indemnified, may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in some other capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-laws or of the applicable provisions of the Nevada Revised Statutes as the same may be amended or superceded from time to time.

  For the purposes of this Article VII, references to "the Corporation" include in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its officers, directors and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  The invalidity or enforceability of any provision of this Article VII shall not effect the validity or enforceability of any other provision hereof.

Section 2 Insurance

  The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3 Further Bylaws

  The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada.

                                 ARTICLE VIII
                                  AMENDMENTS

Section 1 Amendments by Stockholders

  The Bylaws may be amended by the stockholders at any annual or special meeting of the stockholders by a majority vote, provided notice of intention to amend or repeal shall have been contained in the notice of such meeting.

Section 2 Amendments by Board of Directors

  The Board of Directors at any regular or special meeting by a majority vote may amend these Bylaws, including Bylaws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.

                           CERTIFICATE OF SECRETARY

  I, the Undersigned, hereby certify that I am the duly elected and qualified Secretary of Craig Holding Corporation, a Nevada corporation (the "Company"), and that the foregoing Bylaws, consisting of 16 pages (including cover page and table of contents), constitute the code of Bylaws of the Company as duly adopted by the unanimous written consent of the Board of Directors as
of    ,    .

  In Witness Whereof, I have hereunto subscribed my name this  day of    1999.

                                          _____________________________________
                                                , Secretary

--------------------------------------------------------------------------------



PROXY                                                                     PROXY

                               CRAIG CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD DECEMBER 17, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby revokes all prior proxies and constitutes and appoints James J. Cotter and S. Craig Tompkins, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Common and Class A Common Preference Stock of Craig Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:30 a.m., local time, on December 17, 1999 at the Four Seasons Hotel, 300 South Doheny Drive, Los Angeles, California for the following purposes and any adjournment or postponement thereof, as follows:

      (Continued, and to be marked, dated and signed, on the other side)



--------------------------------------------------------------------------------
                           - FOLD AND DETACH HERE -

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                                                            Please mark   [X]
                                                           your votes as
                                                           indicated in
                                                           this example


In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

1.   ELECTION OF DIRECTORS             FOR            WITHHOLD AUTHORITY TO
                                  all nominees        vote for all nominees
                                  listed below                below.
                                  (excepted as
                                  marked to the
                                  contrary below.)

                                       [_]                     [_]


                                            FOR       AGAINST        ABSTAIN
2.   PROPOSAL TO APPROVE THE MERGER         [_]         [_]            [_]
     AGREEMENT BETWEEN THE COMPANY AND
     CRAIG HOLDING CORPORATION, A
     NEVADA CORPORATION.

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the following list: James J. Cotter, Margaret Cotter, William D. Gould, Gerard P. Laheney, S. Craig Tompkins.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE ABOVE PROPOSALS.

THIS PROXY SHOULD BE DATED, SIGNED BY THE SHAREHOLDER EXACTLY AS SUCH STOCKHOLDER'S NAME APPEARS ON SUCH STOCKHOLDER'S STOCK CERTIFICATE AND RETURNED PROMPTLY TO THE COMPANY C/O CHASE MELLON SHAREHOLDER SERVICES, IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN AS A BENEFICIARY CAPACITY SHOULD SO INDICATE.

Signature ______________________________________________________________________
Please sign name(s) exactly as registered) (if there are co-owners, both should sign)

_________________________________________________ Dated: __________________,1999
               Telephone Number
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